Exhibit 4.1

THIS CERTIFIES THAT

is the owner of

CUSIP 550241 10 3

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

Certificate

Number

Shares

.

By

AUTHORIZED SIGNATURE

COMMON STOCK

PAR VALUE $1.00

LUMEN TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF LOUISIANA

Chief Executive Officer and President

Secretary

Lumen Technologies, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

MONROE, LOUIS IANA

CO R PO RATE

lUMEN TECHNOLOGIES, INC.

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

* * 000000* * * * * * * * * * * * * * * * * *

* * * 000000* * * * * * * * * * * * * * * * *

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* * * * * 000000* * * * * * * * * * * * * * *

* * * * * * 000000* * * * * * * * * * * * * *

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00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000

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***ZERO HUNDRED THOUSAND

ZERO HUNDRED AND ZERO***

MR. SAMPLE & MRS. SAMPLE &

MR. SAMPLE & MRS. SAMPLE

ZQ00000000

Certificate Numbers

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

Total Transaction

Num/No.

123456

Denom.

123456

Total

1234567

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

PO BOX 43004, Providence, RI 02940-3004

CUSIP/IDENTIFIER XXXXXX XX X

Holder ID XXXXXXXXXX

Insurance Value 1,000,000.00

Number of Shares 123456

DTC 12345678 123456789012345

THIS CERTIFICATE IS TRANSFERABLE IN

CITIES DESIGNATED BY THE TRANSFER

AGENT, AVAILABLE ONLINE AT

www.computershare.com

LUMEN TECHNOLOGIES, INC.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN AN AGREEMENT BETWEEN CENTURYLINK, INC. (THE “COMPANY”) AND COMPUTERSHARE TRUST COMPANY, N.A., OR ANY SUCCESSOR RIGHTS AGENT, DATED AS OF FEBRUARY 13, 2019, AS IT MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE AGREEMENT, SUCH RIGHTS (AS DEFINED IN THE AGREEMENT) WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS SET FORTH IN THE AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON (AS DEFINED IN THE AGREEMENT) WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT) BECOME NULL AND VOID.

The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.

For value received, ____________________________hereby sell, assign and transfer unto

Shares

Attorney

Dated: __________________________________________20__________________

Signature: ____________________________________________________________

Signature: ____________________________________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - .............................................Custodian ................................................

(Cust) (Minor)

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act .........................................................

(State)

JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT - .............................................Custodian (until age ................................)

and not as tenants in common (Cust)

.............................under Uniform Transfers to Minors Act ....................

(Minor) (State)

Additional abbreviations may also be used though not in the above list.